UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013

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DS HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

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Florida	001-35763	20-8380461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Green Road, Pompano Beach, Florida 33064

 (Address of principal executive offices) (Zip Code)

(888) 404-7770

Registrant’s telephone number, including area code

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry Into a Material Definitive Agreement

The information set forth in Item 5.02 of this Current Report on Form 8-K is hereby incorporated into this Item 1.01 by reference.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 16, 2013, DS Healthcare Group, Inc. (the “Company”) entered into an executive employment agreement with Daniel Khesin, its current chief executive officer, to serve as chief executive officer, for an initial term through December 31, 2018 (the “Initial Term”) and thereafter automatically renewed for successive one year terms (each, a “Renewal Term”), unless terminated upon six months prior written notice (a “Non Renewal Notice”).  During the Initial Term his base salary shall be $250,000 and shall increase by 20% for any one quarterly period following a quarterly period in which the Company is profitable.  Such increases do not accumulate or carry over to subsequent periods.  The base salary, commencing year ending December 31, 2014 and subject to Nasdaq Rules, includes $50,000 payable in Company common stock valued at the closing price at the end of each calendar year during the term of the agreement.  Furthermore, Mr. Khesin shall be entitled to receive annual performance bonus, payable in stock and/or cash, based on achieving annual targets set by the board of directors.

Under the agreement Mr. Khesin shall be entitled to receive reimbursement for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties.  Mr. Khesin is entitled to paid vacation as determined by the board and initially four weeks per annum.  He is also entitled to participate in any pension, insurance or other employment benefit plan as maintained by the Company for its executives, including programs of life and medical insurance.  The Company has agreed to maintain disability insurance and directors and officers liability coverage during his employment term.  In the event the Company fails to maintain a disability policy for Mr. Khesin and Mr. Khesin becomes disabled during the term of the agreement, then he shall continue to receive 25% of his base salary for a period of 10 years, or until the disability is removed.

If the Company terminates Mr. Khesin’s employment without cause the Company shall pay as severance pay to Mr. Khesin within 30 days following the termination date, a lump sum amount equal to 42 months of his annual base salary and all of his options, if any, shall automatically vest and become fully exercisable.  Furthermore, upon delivery of a Non Renewal Notice the Company shall also pay Mr. Khesin a lump sum amount equal to 42 months of his annual base salary.

During the term of the agreement and for a 6 month period following the termination of the agreement, Mr. Khesin shall be subject to a non competition and non solicitation restrictions, unless his employment is terminated without cause by the Company or upon change of control of the Company or following a Non Renewal Notice.

The foregoing description of the agreement is qualified in its entirety by the full text of the Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1	Employment Agreement effective December 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DS HEALTHCARE GROUP, INC.

By:	/s/ Daniel Khesin
Name:	Daniel Khesin
Title:	Chief Executive Officer and Chief Financial Officer

Dated:  December 17, 2013